JPMORGAN CHASE BANK, N.A.

and

THE BANK OF NEW YORK MELLON
solely in its capacity as trustee of the Merk Gold Trust
and not individually

TRUST UNALLOCATED ACCOUNT AGREEMENT

THIS UNALLOCATED ACCOUNT AGREEMENT (this “Agreement”) is made with effect on and from May 6, 2014.

BETWEEN

(1)	JPMORGAN CHASE BANK, N.A, whose principal place of business in England is at 25 Bank Street, Canary Wharf, London E14 5JP (the “Custodian”); and

(2)
THE BANK OF NEW YORK MELLON, a New York banking corporation, solely in its capacity as trustee of the Merk Gold Trust created under the Trust Agreement identified below and not individually (the “Trustee”), which expression shall, wherever the context so admits, include the named Trustee and all other persons or companies for the time being the trustee or trustees of the Trust Agreement (as defined below) as trustee for the Shareholders (as defined below).

INTRODUCTION

(1)	The Trustee has agreed to act as trustee for the Shareholders of the Shares pursuant to the Trust Agreement.

(2)
An Authorized Participant may apply to become a Shareholder by: (i) applying for Shares in accordance with an Authorized Participant Agreement and (ii) depositing the relevant amount of Gold into the Trust Unallocated Account.

(3)	The Custodian has agreed to transfer Gold deposited into the Trust Unallocated Account to the Trust Allocated Account.

(4)
In order to effect redemptions of Shares for Authorized Participants, Physical Gold must be transferred from the Trust Allocated Account to the Trust Unallocated Account by way of de-allocation, and must then be delivered to the AP Account.

(5)
In order to effect the delivery of Gold to Delivery Applicants who elect to take Delivery of Gold in exchange for Shares, Physical Gold must be transferred from the Trust Allocated Account to the Trust Unallocated Account by way of de-allocation, and must then be transferred from the Trust Unallocated Account to the PMD Unallocated Account or used to acquire London Bars for delivery to Delivery Applicants.  If the value of Shares submitted by a Delivery Applicant exceeds the value of the Gold transferred to the PMD Unallocated Account or London Bars acquired for delivery to a Delivery Applicant, Gold in the Trust Unallocated Account in an amount equal to the fewest number of Fine Ounces exceeding such excess shall be sold with the cash proceeds remitted to the Trustee.

(6)
The Trustee has agreed that the Trust Unallocated Account will be established by the Trustee for the account of the Trust, and that the Trustee will have the sole right to give instructions for the making of any payments into or out of the Trust Unallocated Account.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

1.1
Definitions: Words and expressions defined in the Prospectus, unless otherwise defined herein, have the same meanings when used in this Agreement. In addition, in this Agreement, unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

“Affiliate” means an entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Custodian;

“AP Account” means a loco London account maintained on an unallocated basis by the Custodian or a Gold clearing bank approved by the Relevant Association for the Authorized Participant, as specified in the applicable Transfer Notice;

“AP Application” means an offer by an Authorized Participant to the Trust (in the form prescribed by the Trust) to subscribe for Shares, being an offer on terms referred to in the Prospectus and in accordance with the provisions of the relevant Authorized Participant Agreement and the Conditions;

“AP Application Date” means the Business Day on which a valid AP Application Form is received (or deemed to be received) by the Trustee in accordance with the relevant Authorized Participant Agreement;

“AP Application Form” means a purchase order as defined in the Authorized Participant Agreement;

“Authorized Participant” means a person that, at the time of submitting to the Trustee an order to purchase, or an order to redeem, one or more Baskets (i) is a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions, (ii) is a DTC Participant, (iii) has in effect a valid Authorized Participant Agreement and (iv) has established an unallocated account with the Custodian or another LBMA-approved gold-clearing bank;

“Authorized Participant Agreement” means an agreement among the Trustee, the Sponsor and an Authorized Participant that authorizes the Authorized Participant to submit Purchase Orders and Redemption Orders under the Trust Agreement;

“Authorized Signatory” means, in relation to any person, an individual who is duly empowered to bind such person and whose authority is evidenced by a resolution of the board of directors (or any other appropriate means of authorization) of such person, and, in relation to the Trustee, any individual named in the Trustee’s authorized signatory list having due authority to bind the Trustee, which list shall be provided by the Trustee from time to time;

“Availability Date” means the London Business Day on which the Trustee requests the Custodian to credit to the Trust Unallocated Account Gold debited from the Trust Allocated Account;

“Basket” means 50,000 Shares, except that the Sponsor, upon prior written notice to the Trustee, may from time to time increase or decrease the number of Shares comprising a Basket;

“Benchmark Price” means, as of any day, (i) such day’s London PM Fix; (ii) such day’s London AM Fix (i.e., the morning session of the twice daily fix of the price of a Fine Ounce, which starts at 10:30 AM London, England, time and is performed in London by the five members of the London gold fix) if such day’s London PM Fix is not available; or (iii) such other publicly available price the Sponsor may determine fairly represents the commercial value of gold held by the Trust;

“Business Day” means any day other than a day: (1) when the exchange on which the Shares are principally traded is closed for regular trading; or (2), if the order or other transaction requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United Kingdom or in some other jurisdiction on a particular day, (A) when banks are authorized to close in the United Kingdom or in such other jurisdiction or when the London gold market is closed or (B) when banks in the United Kingdom or in such other jurisdiction are, or the London gold market is, not open for a full business day and the order or other transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day;

“Conditions” means the terms and conditions on and subject to which (i) Shares are issued in the form or substantially in the form set out in the Trust Agreement or (ii) Shares are redeemed for Gold pursuant to the Trust Agreement;

“Delivery” means (i) when used with respect to Unallocated Gold, obtaining an acknowledgement from the Custodian of a credit of gold on an Unallocated Basis to the account of the person entitled to that delivery, (ii) when used with respect to Physical Gold, the process of delivering physical gold in connection with the surrender of Shares on a Share Submission Day by a Delivery Applicant, and (iii) when used with respect to Shares, one or more book-entry transfers of those Shares to an account or accounts at the Depository designated by the person entitled to instruct such delivery, and, as applicable, for further credit as specified by that person;

“Delivery Applicant” means a beneficial owner of Shares who is not an Authorized Participant and wishes to surrender part or all of the Shares he or she holds for the purpose of taking Delivery of Physical Gold in the amount of Trust Property represented by those Shares;

“Delivery Applicant Procedures” means the procedures for a Delivery Applicant to take Delivery of Physical Gold as provided in the Trust Agreement and as set forth in the Trust’s registration statement, as modified by the Sponsor and the Trustee from time to time;

“Delivery Application” means a document in form satisfactory to the Sponsor that expresses a Delivery Applicant’s intention to surrender Shares on a Share Submission Day in exchange for an amount of Physical Gold up to the amount of gold represented by such Shares on such Share Submission Day;

“Depository” means The Depository Trust Company and any other successor depository of Shares selected by the Sponsor as provided in the Trust Agreement;

“DTC Participant” means a person that, pursuant to The Depository Trust Company’s governing documents, is entitled to deposit securities with The Depository Trust Company in its capacity as a “participant”;

“Fine Ounce” means an Ounce (i.e., one troy ounce, equal to 31.103 grams, or 1.0971428 ounces avoirdupois) of 100% pure gold, Fine Ounces being determined, as to physical gold, by multiplying the gross weight in Ounces by the fineness, expressed as a fraction of the fine metal content in parts per 1000 and, as to gold held in the Trust Unallocated Account, by the number of Fine Ounces credited to the account from time to time (such account being denominated in Fine Ounces);

“General Notice” means any notice given in accordance with this Agreement other than a Transfer Notice;

“Gold” means (i) Physical Gold held by the Custodian under the Trust Allocated Account Agreement and/or (ii) any credit balance in the Trust Unallocated Account as the context requires;

“Gold Coins” means gold coins without numismatic value and having a minimum fineness of 99.5% or, with respect to American Gold Eagle gold coins, having a minimum fineness of 91.67%;

“Loco London” means in respect of an account holding Gold, the custody, trading or clearing of such Gold in London, United Kingdom;

“London Bar” means a gold bar meeting the London Good Delivery Standards, which are the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the London Bullion Market Association or its successor;

“London Business Day” means a day (other than a Saturday or a Sunday or a public holiday in England) on which commercial banks generally and the London bullion market are open for the transaction of business in London;

“London PM Fix” means the afternoon session of the twice daily fix of the price of a Fine Ounce, which starts at 3:00 PM London, England, time and is performed in London by the five members of the London gold fix;

“Metal Accounts” means the Trust Allocated Account and the Trust Unallocated Account;

“Physical Gold” or “physical gold” means (i) gold bullion that meets the London Good Delivery Standards, i.e., the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the London Bullion Market Association or its successor; and (ii), with respect to a Delivery Applicant’s taking Delivery of Physical Gold, gold bullion in bars of any size with a minimum fineness of 99.5% and Gold Coins;

“Point of Delivery” means such date and time that the recipient (or its agent) acknowledges in written form its receipt of delivery of Gold;

“PMD Unallocated Account” means a loco London account maintained by the Custodian on an Unallocated Basis for the Precious Metals Dealer that is to be used for facilitating a Delivery Applicant’s taking Delivery of Physical Gold as provided in the Trust Agreement and the Delivery Applicant Procedures;

“Precious Metals Dealer” means a dealer in gold selected by the Sponsor to facilitate the Delivery Applicant’s taking Delivery of Physical Gold as provided in the Trust Agreement and the Delivery Applicant Procedures;

“Prospectus” means the prospectus constituting a part of the registration statement filed on Form S-1, Registration Number 333-180868 with the Securities Exchange Commission in accordance with the U.S. Securities Act of 1933, as amended, in relation to the Shares dated on or about May 7, 2014, as the same may be modified, supplemented or amended from time to time;

“Purchase Order” means the order an Authorized Participant wishing to acquire from the Trustee one or more Baskets must place with the Trustee pursuant to the Trust Agreement;

“Redemption Order” means the order an Authorized Participant wishing to redeem one or more Baskets must place with the Trustee pursuant to the Trust Agreement;

“Relevant Association” means the London Bullion Market Association or its successors;

“Rules” means the rules, regulations, practices and customs of the Relevant Association (including without limitation the requirements of “Good Delivery” under the rules of the Relevant Association), the Bank of England and such other regulatory authority or other body as shall affect the activities contemplated by this Agreement;

“Shareholder” means the beneficial owner of one or more Shares;

“Share” means a unit of fractional undivided beneficial interest in the Trust which is issued by the Trust, named “Merk Gold Shares,” and created pursuant to and constituted by the Trust Agreement;

“Share Submission Day” means the date upon which the Delivery Applicant (acting by or through a DTC Participant), upon receiving pre-approval from the Sponsor, causes its shares to be surrendered to the Trustee pursuant to the procedures of the Depository by no later than 3:59:59 PM (New York time) on the designated Business Day according to the instructions in the Delivery Application;

“Sponsor” means Merk Investments LLC, a Delaware limited liability company, or its successor;

“Transfer Notice” means any notice of a deposit or withdrawal made pursuant to clause 3 or clause 4 of this Agreement;

“Trust” means the Merk Gold Trust, the trust entity created by the Trust Agreement;

“Trust Agreement” means the Depositary Trust Agreement of the Merk Gold Trust dated on or about May 6, 2014, as amended from time to time, between Merk Investments LLC, as Sponsor, and The Bank of New York Mellon, as Trustee;

“Trust Allocated Account” means the loco London account maintained for the Trust by the Custodian pursuant to the Trust Allocated Account Agreement, or another account maintained for the Trust by a successor Custodian on an allocated basis, as the case may be;

“Trust Allocated Account Agreement” means the Allocated Account Agreement dated May 6, 2014 between the Custodian and the Trustee, the form of which is attached to the Trust Agreement;

“Trust Property” means the Gold that the Custodian credits to the Trust Allocated Account and the Trust Unallocated Account in accordance with this Agreement and the Trust Allocated Account Agreement, all other property held by the Custodian for the account of the Trust and any cash or other property that is received by the Trustee in respect thereof or that is otherwise being held by or for the Trust under the Trust Agreement, including, withholding limitation, Gold held by the Precious Metals Dealer or the Custodian for the Trust prior to the delivery of the Physical Gold to the Delivery Applicant pursuant to the delivery instructions set forth in the Delivery Application;

“Trust Unallocated Account” means the loco London account maintained for the Trust by the Custodian pursuant to this Agreement, or another account maintained for the Trust by a successor Custodian on an Unallocated Basis, as the case may be;

“Unallocated Basis” means, with respect to the holding of gold, that the holder is entitled to receive delivery of physical gold in the amount standing to the credit of the holder’s account, but the holder has no ownership interest in any particular gold that the custodian maintaining that account owns or holds;

“Unallocated Gold” means gold held on an Unallocated Basis.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature; and

“Withdrawal Date” means the London Business Day on which the Trustee wishes a withdrawal of Gold from the Trust Unallocated Account to take place.

1.2	Headings: The headings in this Agreement do not affect its interpretation.

1.3	Singular and plural: References to the singular include the plural and vice versa.

2.	TRUST UNALLOCATED ACCOUNT

2.1	Opening Trust Unallocated Account: The Custodian shall open and maintain the Trust Unallocated Account in the name of the Trustee (in its capacity as trustee for the Shareholders).

2.2
Denomination of Trust Unallocated Account: The Trust Unallocated Account will hold deposits of Gold and will be denominated in Fine Ounces.  The Custodian agrees to use reasonable efforts to minimize the amount of Gold held for the Trust on an Unallocated Basis at all times and the Custodian must allocate ownership of Physical Gold to the Trust such that no more than 430 Fine Ounces of Unallocated Gold are held for the Trust at the end of each Business Day.

2.3
Trust Unallocated Account Reports: At the end of each London Business Day, the Custodian will provide the Trustee access to information showing the increases and decreases to the Gold standing to the Trustee’s credit in the Trust Unallocated Account, and identifying separately each transaction and the New York or London Business Day on which it occurred.  On each London Business Day on which Gold is deposited or that is a Withdrawal Date, the Custodian will send the Trustee a notification of (i) each separate transaction transferring Gold to the Trust Unallocated Account, including the amount of Gold transferred to the Trust Unallocated Account, and the PMD Unallocated Account or the AP Account from which such Gold is transferred, (ii) the amount of Gold transferred from the Trust Unallocated Account to the Trust Allocated Account or to any PMD Unallocated Account or AP Account and (iii) the amount of any remaining Gold in the Trust Unallocated Account, and the Custodian will use commercially reasonable efforts to send the notification by 9:00 a.m. (New York time). In addition, the Custodian will provide the Trustee such information about the increases and decreases to the Gold standing to the Trustee’s credit in the Trust Unallocated Account on a same-day basis at such other times and in such other form as the Trustee and the Custodian shall agree. For each Business Day, the Custodian will provide the Trustee within a reasonable time after the end of the Business Day a statement of account for the Trust Unallocated Account. Such reports will be made available to the Trustee by means of the Custodian’s proprietary electronic Bullion Transfer System website (“eBTS”). In the event eBTS is unavailable for any reason, the Trustee and the Custodian will agree upon a temporary notification system for making such reports available to the Trustee.

2.4
Reversal of Entries: The Custodian shall reverse any provisional or erroneous entries to the Trust Unallocated Account which it discovers or of which it is notified with effect back-valued to the date upon which the final or correct entry (or no entry) should have been made (including, without limitation, where the Custodian has credited a deposit made pursuant to clauses 3.1(c) and 3.1(d) and on receipt by the Custodian of the Gold if it is determined that the Gold does not comply with the Rules or that it is not the required weight).

2.5
Provision of Information: The Custodian agrees that it will forthwith notify the Trustee in writing of any encumbrance of which it is aware is or is purported to have been created over or in respect of the Trust Unallocated Account or any of the amounts standing to the credit thereof.

2.6	Access: The Custodian will allow the Sponsor and the Trustee and their Gold auditors (currently Inspectorate) access to its premises during normal business hours, to examine the Gold and such records, as they may reasonably require to perform their respective duties with regard to investors in Shares. The Trustee agrees that any such access shall be subject to execution of a confidentiality agreement and agreement to the Custodian’s security procedures, and any such audit shall be at the Trust’s expense.

3.	DEPOSITS

3.1	Procedure: The Custodian shall receive deposits of Gold into the Trust Unallocated Account (in the manner and accompanied by such documentation as the Custodian may require) by:

(a) de-allocation of Physical Gold held in the Trust Allocated Account upon a Redemption Order by an Authorized Participant or for any other purpose authorized by the Trust Agreement; or

(b)
de-allocation of Physical Gold held in the Trust Allocated Account in connection with a Delivery Applicant’s surrender of Shares for the purpose of taking Delivery of Physical Gold in accordance with the Delivery Application Procedures; or

(c)
transfer of Gold from an AP Account relating to the same kind of Gold and having the same denomination as that to which the Trust Unallocated Account relates in connection with an AP Application by an Authorized Participant for Shares; or

(d)
transfer of Gold from a PMD Unallocated Account relating to the same kind of Gold and having the same denomination as that to which the Trust Unallocated Account relates on the Delivery Application by a Delivery Applicant.

No other methods of deposit are permitted.

3.2	Loco Designation for Deposits: The Custodian shall receive deposits of Gold pursuant to clause 3.1 loco London.

3.3
Notice Requirements: Notice of intended deposit must be received by the Custodian from the Trustee no later than 3:00 p.m. (London time) one London Business Day prior to the Availability Date and specify the weight (in fine troy ounces of gold) to be credited to the Trust Unallocated Account, the Availability Date, the account from which such deposit will be transferred, and any other information which the Custodian may, with the agreement of the Trustee, from time to time require. When, by reference to the Trustee’s notifications and instructions to the Custodian, the Custodian reasonably believes an amount of Gold has been credited to the Trust Unallocated Account in error, the Custodian will notify the Trustee promptly and, pending a joint resolution of the error, will treat such amount as not being subject to the standing instruction in clause 5.2 below.

3.4
Right to Amend Procedure: The Custodian may amend the procedure in relation to the deposit of Gold only where such amendment is caused by a change in the Rules or procedures of the Relevant Association. The Custodian will, whenever practicable, notify the Trustee and the Sponsor within a commercially reasonable time before the Custodian amends its procedures or imposes additional ones in relation to the transfer of Gold into and from the Trust Unallocated Account, and in doing so the Custodian will consider the Trustee’s needs to communicate any such change to Authorized Participants and others.

4.	WITHDRAWALS

4.1
Trustee Instructions Procedure: The Trustee may at any time give instructions to the Custodian for the withdrawal of Gold standing to the credit of the Trust Unallocated Account in such form as may be agreed by the parties from time to time, provided that a withdrawal may be made only by:

(a)
transfer to an AP Account relating to the same kind of Gold and having the same denomination as that to which the Trust Unallocated Account relates when Shares are to be redeemed by an Authorized Participant; or

(b)
transfer to a PMD Unallocated Account against the receipt of Shares from a Delivery Applicant for the purpose of a Delivery Applicant’s taking Delivery of Physical Gold in accordance with the Delivery Application Procedures; or

(c)
allocation of Physical Gold in a maximum number of Fine Ounces not exceeding the Fine Ounces represented by a Delivery Applicant’s Shares surrendered in connection with the Delivery Applicant’s taking Delivery of Physical Gold in accordance with the Delivery Application Procedures; or

(d) transfer to the Trust Allocated Account; or

(e)
the collection of Physical Gold from the Custodian at its vault premises, or such other location as the Custodian may direct by notice to the party taking Delivery received not later than one London Business Day prior to the Withdrawal Date, at the Trust’s expense and risk; or

(f)
transfer to an account maintained by the Custodian or by a third party on an Unallocated Basis in connection with the sale of Gold or other transfers as may now or hereafter be permitted under the Trust Agreement.

4.2
Form of Gold Withdrawals:  Any Gold withdrawal from the Trust Unallocated Account pursuant to clause 4.1 will be in a form which complies with the Rules or in such other form as may be agreed between the Trustee and the Custodian the combined Fine Ounce weight of which will not exceed the number of Fine Ounces the Trustee has instructed the Custodian to debit.  Unless specifically selected by the Trustee, the Custodian is entitled to select the Gold to be made available to the relevant person (as instructed by the Trustee) provided it is in the same form as that deposited.  To the extent that the Trustee is authorized to sell Gold under the Trust Agreement, the Custodian may, but is not required to, purchase such Gold; provided that the Custodian’s purchase price for such Gold must be the Benchmark Price.

4.3	Notice Requirements: Any notice relating to a withdrawal of Gold must be in writing and:

(a)
if it relates to a withdrawal pursuant to clauses 4.1(b), 4.1(c), 4.1(d), to be in such form as may be agreed by the parties from time to time, and in all cases be received by the Custodian no later than 3:00 p.m (London time) on the Withdrawal Date unless otherwise agreed.

(b)
if it relates to a transfer pursuant to clause 4.1(a), be in the form of an AP Application (which shall be sufficient instruction for the purposes of this Agreement) and be received by the Custodian no later than 3:00p.m. (London time) on the day which is one London Business Day prior to the Withdrawal Date.

(c)
if it relates to a withdrawal pursuant to clauses 4.1(e) or 4.1(f) be received by the Custodian no later than 11:30 a.m. (London time) not less than two London Business Days prior to the Withdrawal Date unless otherwise agreed and specify the name of the person or carrier that will collect the Gold from the Custodian or the identity of the person to whom delivery is to be made, as the case may be;

and in all cases, specify the weight (in Fine Ounces) of the Gold to be debited from the Trust Unallocated Account, the Withdrawal Date and any other information which the Custodian may, with the agreement of the Trustee, from time to time require.

4.4
Right to Amend Procedure: The Custodian may amend the procedure for the withdrawal of Gold from the Trust Unallocated Account only where such amendment is caused by a change in the Rules or procedures of the Relevant Association. Any such amendment will be subject to the conditions of the preceding clause 3.4 and will be promptly notified to the Sponsor and the Trustee, such notice to be given in advance of implementation whenever practicable.

4.5
Delivery Obligations Relating to Delivery Applicants: Unless otherwise instructed by the Trustee on behalf of the Trust or the relevant person, the Custodian shall arrange for the London Bars to be acquired by allocation of Gold, using reasonable efforts to acquire London Bars requested by a Delivery Applicant which approximate closely the number of Fine Ounces represented by the Delivery Applicant's surrendered Shares, and for such London Bars to be shipped to the Delivery Applicant in accordance with the delivery instructions contained in the Delivery Application, a copy of which shall be provided to the Custodian by the Trustee.  The Custodian shall make any insurance arrangements in respect of delivery of the London Bars to a Delivery Applicant in accordance with industry practice. The Custodian shall not be obliged to effect any requested delivery if, in its reasonable opinion, this would cause the Custodian or its agents to be in breach of the Rules or other applicable law, court order or regulation. All insurance and transportation costs shall be for the account of the Sponsor.  The Custodian shall notify the Sponsor and the Trustee of (i) the date of shipment of the requested London Bars to the Delivery Applicant and (ii) the date of the confirmation of the delivery of the requested London Bars to the Delivery Applicant.

4.6
Delivery Obligations Relating to Authorized Participants and Shareholders: Unless otherwise instructed by the Trustee on behalf of the Trust or the relevant person, the Custodian shall make any transportation and insurance arrangements in respect of delivery of Gold in accordance with its usual practice. Where instructions are given, the Custodian shall use all reasonable efforts to comply with the same. The Custodian shall not be obliged to effect any requested delivery if, in its reasonable opinion, this would cause the Custodian or its agents to be in breach of the Rules or other applicable law, court order or regulation; the costs incurred would be excessive or delivery is impracticable for any reason. All insurance and transportation costs shall be for the account of the Trust.

4.7
Risk: With the exception of any transfer pursuant to clause 4.5, where there is a shipment from the Custodian of Gold, all right, title and risk in and to such Gold shall pass at the Point of Delivery to the relevant person for whose account the Gold is being delivered. For any transfer pursuant to clause 4.5, where there is a shipment from the Custodian of Physical Gold to a Delivery Applicant, all right, title and risk in and to such Physical Gold shall pass to the Delivery Applicant from the time the Physical Gold is tendered by the Custodian to the courier specified by the Delivery Applicant in the Delivery Application.

4.8
Allocation: Subject to clause 5.2 below, in the case of a transfer under clause 4.1(d), the Custodian will use its commercially reasonable endeavors to complete the allocation of such deposits of Gold by not later than 2:00 p.m. (London time) on the London Business Day of the receipt of notice given in the form prescribed in clause 4.3(a). Following the Custodian’s receipt of such notice, the Custodian shall identify bars of a weight most closely approximating, but not exceeding, the balance in the Trust Unallocated Account and shall transfer such weight from the Trust Unallocated Account to the Trust Allocated Account. The Trustee acknowledges that the process of allocation of Gold to the Trust Allocated Account from the Trust Unallocated Account may involve minimal adjustments to the weights of Gold to be allocated to adjust such weight to the number of whole bars available.

4.9
Sales of Gold: With respect to a withdrawal of Gold from the Trust Unallocated Account made in connection with clause 4.1(b) or clause 4.1(c), if, after the transfer of Gold to the PMD Unallocated Account under clause 4.1(b) has been completed or after the allocation of Physical Gold by the Custodian provided for by clause 4.1(c) has been completed, there are any remaining Fine Ounces in the Trust Unallocated Account that correspond to the Delivery Applicant’s surrendered Shares, the Custodian shall (i) sell such remaining Fine Ounces at the Benchmark Price next determined after the date indicated in the Delivery Application as the date on which the Delivery Applicant is to surrender their Shares and (ii) remit the cash proceeds of such sale to the Trustee. The Delivery Applicant shall bear all risk of loss arising from any such sale of Gold made by the Custodian as a result of any change in the price of Gold between (i) the date the Delivery Applicant surrenders to the Trustee his or her Shares for the exchange of Physical Gold and (ii) the date of sale.  With respect to a withdrawal of Gold from the Trust Unallocated Account made in connection with clause 4.1(f), if, in accordance with the Trust Agreement and instructions from the Trustee, Gold must be sold, the Custodian shall (i) sell such Fine Ounces at the Benchmark Price next determined after receipt of appropriate instructions and (ii) remit the cash proceeds of such sale to the Trustee.

5.	INSTRUCTIONS

5.1
Giving of Instructions: Only the Trustee shall have the right to give instructions to the Custodian for deposit of Gold to or withdrawal of Gold from the Trust Unallocated Account. All such instructions given by the Trustee to the Custodian shall be given in writing and signed by two Authorized Signatories of the Trustee. The Trustee shall notify the Custodian in writing of the names of the people who are authorized to give instructions on the Trustee’s behalf. Until the Custodian receives written notice to the contrary, the Custodian is entitled to assume that any of those people have full and unrestricted power to give instructions on the Trustee’s behalf. The Custodian is also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority.

5.2
Continuous Allocation of Gold: Without prejudice to clause 5.1 above, unless otherwise notified by the Trustee in writing, the Custodian shall, on any London Business Day whenever Gold is to be transferred from an AP Account to the Metal Accounts, transfer Gold with any Gold then standing to the credit of the Trust Unallocated Account (excluding Gold which has been de-allocated in order to effect delivery of Gold to a redeeming Authorized Participant, Delivery Applicant or pursuant to other withdrawal occurring on such day) to the Trust Allocated Account such that the amount of Gold that remains standing to the credit of the Trustee in the Trust Unallocated Account does not exceed 430.000 Fine Ounces at the close of each London Business Day.

5.3
Account not to be Overdrawn: The Trust Unallocated Account may not at any time have a debit balance thereon, and no instruction shall be valid to the extent that the effect thereof would be for the Trust Unallocated Account to have a debit balance thereon.

5.4	Amendments: Once given, instructions continue in full force and effect until they are cancelled, amended or superseded. Notice of amendment shall have effect only upon actual receipt by the Custodian.

5.5
Unclear or Ambiguous Instructions: If, in the Custodian’s opinion, any instructions are unclear or ambiguous, the Custodian shall use reasonable endeavors (taking into account any relevant time constraints) to obtain clarification of those instructions from the Trustee and, failing that, the Custodian may in its absolute discretion and without any liability on its part, act upon what the Custodian believes in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to the Custodian’s reasonable satisfaction.

5.6	Refusal to Execute: The Custodian will, where practicable, refuse to execute instructions if in the Custodian’s opinion they are or may be contrary to the Rules or any applicable law.

6.	CONFIDENTIALITY

6.1
Disclosure to Others: Subject to clause 6.2, each of the Trustee and the Custodian shall respect the confidentiality of information acquired under this Agreement and will not, without the other party’s consent, disclose to any other person any transaction or other information acquired about another party, its business or the Trust under this Agreement, in the event such other party has made clear, at or before the time such information is provided, that such information is being provided on a confidential basis.

6.2
Permitted Disclosures: Each party accepts that from time to time the other party may be required by law or the Rules, or requested by a government department or agency, fiscal body or regulatory or listing authority or as otherwise necessary in conducting the Trust’s business, to disclose information acquired under this Agreement. In addition, the disclosure of such information may be required by a party’s auditors, by its legal or other advisors, by a company which is in the same group of companies as a party (i.e., a subsidiary or holding company of a party) or (in the case of the Trustee) by the Sponsor, or any beneficiary of the trusts constituted by the Trust Agreement.  Each party irrevocably authorizes such persons to make such disclosures without further reference to such party.

7.	CUSTODY SERVICES

7.1	Appointment: The Trustee hereby appoints the Custodian to act as custodian of the Gold in accordance with this Agreement and any Rules which apply to the Custodian.

7.2	Safekeeping of Gold: The Custodian will be responsible for the safekeeping of the Gold on the terms and conditions of this Agreement.

7.3
Ownership of Gold: The Custodian will identify in its books that the Gold belongs to the Trustee (on trust for the Shareholders). The Custodian shall ensure that the Gold belonging to the Trustee (on trust for the Shareholders) shall not be pledged by the Custodian or leased to any other party and that it shall at all times be free and clear of all liens and encumbrances, whether arising by operation of law or otherwise.

8.	REPRESENTATIONS

8.1
Trustee’s Representations: The Trustee represents and warrants to the Custodian that (such representations and warranties being deemed to be repeated upon each occasion of withdrawal of Gold under this Agreement):

(1)
the Trustee has all necessary authority, powers, consents, licenses and authorizations (which have not been revoked) and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

(2) the person entering into this Agreement on the Trustee’s behalf has been duly authorized to do so; and

(3)
this Agreement and the obligations created under it are binding upon and enforceable against the Trustee, as trustee of the Trust, in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which the Trustee is bound.

8.2
Custodian’s Representations: The Custodian represents and warrants to the Trustee that (such representations and warranties being deemed to be repeated upon each occasion of withdrawal of Gold under this Agreement):

(1)
the Custodian has all necessary authority, powers, consents, licenses and authorizations (which have not been revoked) and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

(2) the person entering into this Agreement on behalf of the Custodian has been duly Authorized to do so; and

(3)
this Agreement and the obligations created under it are binding upon the Custodian and enforceable against the Custodian in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which the Custodian is bound.

9.	FEES AND EXPENSES

9.1
Fees:  For the Custodian’s services under this Agreement, the Custodian and the Sponsor have entered into a separate agreement, to which the Custodian has agreed, under which the Sponsor shall pay the Custodian’s fees for services under this Agreement.

9.2
Expenses: Pursuant to a separate agreement between the Custodian and the Sponsor, to which the Custodian has agreed, the Sponsor shall pay the Custodian on demand all costs, charges and expenses (excluding (i) any relevant taxes and VAT, duties and other governmental charges, (ii) fees for storage and insurance of the Gold, which will be recovered under the Trust Allocated Account Agreement, and (iii) indemnification obligations of the Trustee under clause 11.5, which will be paid under the following sentence) incurred by the Custodian in connection with the performance of its duties and obligations under this Agreement or otherwise in connection with the Gold. The Trustee will procure payment on demand, solely from and to the extent of the assets of the Trust, any other costs, charges and expenses not paid by the Sponsor under its agreement with the Custodian referred to in clause 9.1 and this clause 9.2 (including any relevant taxes and VAT (if chargeable), duties, other governmental charges and indemnification claims of the Custodian payable by the Trustee pursuant to clause 11.5, but excluding fees for storage and insurance of the Gold, which will be recovered under the Trust Allocated Account Agreement) incurred by the Custodian in connection with the Gold.

9.3
Default Interest: If the Trustee or the Sponsor, as the case may be, fails to procure payment to the Custodian any amount when it is due, the Custodian reserves the right to charge interest (both before and after any judgment) on any such unpaid amount calculated at a rate equal to 1% above the overnight London Interbank Offered Rate (LIBOR) for the currency in which the amount is due. Interest will accrue on a daily basis and will be due and payable as a separate debt.

9.4	Credit Balances: No interest or other amount will be paid by the Custodian on any credit balance on a Trust Unallocated Account.

9.5
Recovery from Trust: Amounts payable pursuant to this clause 9 shall not be debited from the Trust Unallocated Account, but shall be payable on behalf of the Trust, and the Custodian hereby acknowledges that it will have no recourse against Gold standing to the credit of the Trust Unallocated Account or to the Trustee in respect of any such amounts.

10.	VALUE ADDED TAX

10.1	VAT Exclusive: All sums, if any, payable under this Agreement by the Trust to the Custodian shall be deemed to be exclusive of VAT if and to the extent VAT is properly chargeable on any supplies made by the Custodian to the Trust pursuant to this Agreement.

10.2	VAT Invoice: If VAT is properly chargeable on any supplies made by the Custodian to the Trust pursuant to this Agreement, the Custodian shall provide a valid VAT invoice to the Trust.

11.	SCOPE OF RESPONSIBILITY

11.1
Exclusion of Liability: The Custodian will use reasonable care in the performance of its duties under this Agreement and will only be responsible for any loss or damage suffered as a direct result of any negligence, fraud or willful default on its part in the performance of its duties, and in the case where Gold is lost or damaged its liability will not exceed the market value of the Gold lost or damaged at the time such negligence, fraud or willful default is either discovered by the Custodian or notified  to the Custodian by the Trustee.  The Custodian and the Trustee each agree to notify the other party promptly after any discovery of such lost or damaged Gold. If the Custodian delivers from the Trust Unallocated Account Gold that is not of the Fine Ounces the Custodian has represented to the Trustee or that is not according to the Rules, recovery by the Trustee, to the extent such recovery is otherwise allowed, shall not be barred by any delay in asserting a claim because of the failure to discover the corresponding loss or damage regardless of whether such loss or damage could or should have been discovered.

11.2
No Duty or Obligation: The Custodian is under no duty or obligation to make or take any special arrangements or precautions beyond those required by the Rules or as specifically set forth in this Agreement.

11.3
Insurance: The Custodian (or one of its Affiliates) shall make such insurance arrangements from time to time in connection with the Custodian’s custodial obligations under this Agreement as the Custodian considers appropriate and will be responsible for all costs, fees and expenses (including any relevant taxes) in relation to such insurance policy or policies. Upon reasonable prior written notice, in connection with the preparation of the initial registration statement under the United States Securities Act of 1933, as amended, covering any Shares, the Custodian will allow its insurance to be reviewed by the Trustee and by the Sponsor. The Custodian also will allow the Trustee and the Sponsor to review such insurance in connection with any amendment to that initial registration statement and from time to time, in each case upon reasonable prior written notice from the Trustee. Any permission to review the Custodian’s insurance is limited to the term of this Agreement and is conditioned on the reviewing party executing a form of confidentiality agreement provided by the Custodian, or if the confidentiality agreement is already in force, acknowledging that the review is subject thereto.

11.4
Force Majeure: The Custodian shall not be liable for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond the Custodian’s reasonable control. This includes any act of God or war or terrorism or any breakdown, malfunction or failure of transmission, communication or computer facilities, industrial action, acts and regulations of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization, for any reason, to perform its obligations; provided, however, that the Custodian agrees to use reasonable efforts to assist the Trustee in finding a replacement custodian (including, but not limited to, agreeing to an assignment of its rights and obligations hereunder) should any event described in this clause 11.4 so prevent the Custodian from performing its obligations.

11.5
Indemnity: The Trustee, solely from and to the extent of the assets of the Trust, shall indemnify and keep indemnified the Custodian (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses (including VAT if chargeable and the expenses assumed by the Sponsor under its agreement with the Custodian procured under clause 9.2) which the Custodian may suffer or incur, directly or indirectly in connection with this Agreement except to the extent that such sums are due directly to the negligence, willful default or fraud of the Custodian.

11.6
Third Parties: Except with respect to the Trust, which shall be considered a beneficiary of this entire Agreement, and the Sponsor, which shall be considered a beneficiary (as applicable) of clauses 2.6, 4.5, 11.3, 12.3 and 13.4, the Custodian does not owe any duty or obligation or have any liability towards any person who is not a party to this Agreement. Except as set forth in this clause 11.6, this Agreement does not confer a benefit on any person who is not a party to it. The parties to this Agreement do not intend that any term of this Agreement shall be enforceable by any person who is not a party to it and do intend that the Contracts (Rights of Third Parties) 1999 Act shall not apply to this Agreement, provided that the Sponsor may enforce its rights under clauses 2.6, 4.5, 11.3, 12.3 and 13.4. Nothing in this paragraph is intended to limit the obligations hereunder of any successor Trustee of the Trust or to limit the right of any successor Trustee of the Trust to enforce the Custodian’s obligations hereunder.

12.	TERM AND TERMINATION

12.1	Notice: Any termination notice given by the Trustee under clause 12.2 must specify:

	(1)	the date on which the termination will take effect;

	(2)	the person to whom the Gold is to be made available; and

	(3)	all other necessary arrangements for the redelivery of the Gold to the order of the Trustee.

12.2
Term: This Agreement shall have a fixed term up to and including five years and will automatically renew for a further term of five years thereafter unless terminated by the parties in accordance with this clause 12; provided that during such periods (i) either the Trustee or the Custodian may terminate this Agreement for any reason or for no reason or in accordance with clause 12.2 below by giving not less than 90 days’ written notice to the other party and (ii) this Agreement may be terminated immediately upon written notice as follows:

	(1)	by the Trustee, if the Custodian ceases to offer the services contemplated by this Agreement to its clients or proposes to withdraw from the Gold business;

	(2)	by the Trustee or the Custodian, if it becomes unlawful for the Custodian to be a party to this Agreement or to offer its services to the Trust on the terms contemplated by this Agreement or if it becomes unlawful for the Trustee or the Trust to receive such services or for the Trustee to be a party to this Agreement;

	(3)	by the Custodian, if there is any event which, in the Custodian’s reasonable view, indicates the Trust’s insolvency or impending insolvency;

	(4)	by the Trustee, if there is any event which, in the Sponsor’s view, indicates the Custodian’s insolvency or impending insolvency;

	(5)	by the Trustee, if the Trust is to be terminated; or

	(6)	by the Trustee or by the Custodian, if the Trust Allocated Account Agreement ceases to be in full force and effect at any time.

12.3
Change in Trustee or Sponsor: If there is any change in the identity of the Trustee or the Sponsor in accordance with the Trust Agreement, then the Custodian, the Trustee, the Sponsor and the Trust shall execute such documents and shall take such actions as the new Trustee or Sponsor and the outgoing Trustee or Sponsor may reasonably require for the purpose of vesting in the new Trustee or Sponsor the rights and obligations of the outgoing Trustee or Sponsor, and releasing the outgoing Trustee or Sponsor from its future obligations under this Agreement.

12.4
Redelivery Arrangements: If the Trustee does not make arrangements acceptable to the Custodian for the redelivery of the Gold, the Custodian may continue to store the Gold, in which case the Custodian will continue to charge the fees and expenses payable under clause 9 of the Trust Allocated Account Agreement. If the Trustee has not made arrangements acceptable to the Custodian for the redelivery of the Gold within six months of the date specified in the termination notice as the date on which the termination will take effect, the Custodian will be entitled to sell the Gold and account to the Trustee for the proceeds.

12.5
Existing Rights: Termination shall not affect rights and obligations then outstanding under this Agreement which shall continue to be governed by this Agreement until all obligations have been fully performed.

13.	NOTICES

13.1
Transfer Notices: Subject to clause 5.1, any Transfer Notice shall be in writing in English and shall be marked “Urgent – This Requires Immediate Attention” and signed by or on behalf of the party giving it (or its duly authorized representative). Any Transfer Notice shall be sent either by facsimile or such other authenticated method as may, from time to time, be agreed between the parties. Any Transfer Notice shall be deemed to have been given, made or served upon actual receipt by the recipient.

13.2
General Notices: Any General Notice shall be in writing in English and shall be marked “Urgent – This Requires Immediate Attention” and shall be signed by or on behalf of the party giving it (or its duly authorized representative). Any General Notice shall be given, made or served by sending the same by pre-paid registered post (first class if inland, first class airmail if overseas) or facsimile transmission. Any General Notice sent by pre-paid registered post shall be deemed to have been received three London Business Days in the case of inland post or seven London Business Days in the case of overseas post after dispatch. Any General Notice sent by facsimile shall be deemed to have been given, made or served upon actual receipt by the recipient.

13.3	The addresses and numbers of the parties for the purposes of clauses 13.1 and 13.2 are:

	The Custodian:	JPMorgan Chase Bank, N.A.
25 Bank Street, Canary Wharf, London E14 5JP
Attention: Peter Smith – Global Commodities
Facsimile No. +44 207 777 4915

	The Trustee:	The Bank of New York Mellon
2 Hanson Place
9th Floor
Brooklyn, New York 11217
Attention: ETF Services, Brooklyn
Telephone: 718-315-5013
Facsimile: 718-315-4850

or such other address or facsimile number as shall have been notified (in accordance with this clause) to the other party hereto. The address and numbers of the Sponsor for purposes of receiving notices under this Agreement is:

	The Sponsor:	Merk Investments LLC
960 San Antonio Road, #201
Palo Alto, California 94303
Telephone: (650) 323-4341
Attention: Axel Merk

13.4
Recording of Calls: Each of the Custodian, the Trustee and the Sponsor may record telephone conversations without use of a warning tone. Such records will be the recording party’s sole property and accepted by the other parties hereto as evidence of the orders or instructions given.

14.	GENERAL

14.1
Role of Trustee: The Trustee is a party to this Agreement solely in its capacity as Trustee for the Shareholders and accordingly (i) the Trustee shall only be liable to satisfy any obligations under this Agreement, including any obligations or liabilities arising in connection with any default by the Trustee under this Agreement, to the extent of the assets held from time to time by the Trustee as trustee of the trusts constituted by the Trust Agreement (the “Trust Assets”) to the extent authorized by the Trust Agreement and (ii) no recourse shall be had to (a) any assets other than the

Trust Assets including, without limitation, any of the assets held by the Trustee as trustee, co-trustee or nominee of a trust other than the trusts constituted by the Trust Agreement, as owner in its individual capacity or in any way other than as trustee of the trusts constituted by the Trust Agreement; or (b) the Trustee for any assets that have been distributed by the Trustee to the beneficiaries of the trusts constituted by the Trust Agreement.

14.2
No Advice: The Custodian’s duties and obligations under this Agreement do not include providing the other party hereto with investment advice. In asking the Custodian to open and maintain the Trust Unallocated Account, the Trustee acknowledges that it is acting pursuant to the Trust Agreement and the Custodian shall not owe the Trustee or the Trust any duty to exercise any judgment on their behalf as to the merits or suitability of any deposits into, or withdrawals from, the Trust Unallocated Account.

14.3
Rights and Remedies: The Custodian hereby waives any right it has or may hereafter acquire to combine, consolidate or merge the Metal Accounts with any other account of the Trust or the Trustee or to set off any liabilities of the Trust or of the Trustee to the Custodian and agrees that it may not set off, transfer or combine or withhold payment of any sum standing to the credit or to be credited to the Metal Accounts in or towards or conditionally upon satisfaction of any liabilities to it of the Trust or the Trustee. Subject thereto, the Custodian’s rights under this Agreement are in addition to, and independent of, any other rights which the Custodian may have at any time in relation to the Gold.

14.4
Assignment: This Agreement is for the benefit of and binding upon the parties hereto and their respective successors and assigns. Save as expressly provided herein, no party may assign, transfer or encumber, or purport to assign, transfer or encumber, any right or obligation under this Agreement unless the other party otherwise agrees in writing except that consent is not required where the Custodian assigns, transfers or encumbers any right or obligation under this Agreement to an Affiliate. This clause shall not restrict the Custodian’s power to merge or consolidate with any party, or to dispose of all or part of its custody business, and further provided that this clause shall not restrict the Trustee from assigning its rights hereunder to a Shareholder to the extent required for the Trust to fulfill its obligations under the Trust Agreement.

14.5
Amendments: Any amendment to this Agreement must be agreed in writing and be signed by all of the parties hereto. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

14.6
Partial Invalidity: If any of the clauses (or part of a clause) of this Agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

14.7
Entire Agreement: This Agreement and the Trust Allocated Account Agreement represent the entire agreement between the parties in respect of their subject matter save for any agreements made with fraudulent intent, and excludes any prior agreements or representations. This Agreement supersedes and replaces any prior existing agreement between the parties hereto relating to the same subject matter.

14.8	Counterparts: This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

14.9
Business Days: If any obligation falls due to be performed on a day which is not a Business Day or a London Business Day, as the case may be, then the relevant obligations shall be performed on the next succeeding Business Day or London Business Day, as the case may be.

14.10
Prior Agreements: The Custodian or any member of the JP Morgan group of companies (the “JP Morgan Group”) may trade in Shares for its own account as principal, may have underwritten or may underwrite an issue of Shares or, together with any such entities’ directors, officers or employees, may have a long or short position in Shares or in any related security or instrument. Brokerage or other fees may be earned by any member of the JP Morgan Group or persons associated with them in respect of any business transacted by them in all or any of the aforementioned securities or instruments.

15.	GOVERNING LAW AND JURISDICTION

15.1	Governing Law: This Agreement is governed by, and will be construed in accordance with, English law.

15.2
Jurisdiction: The Trustee and the Custodian agree that the courts of the State of New York, in the United States of America, and the United States federal court located in the Borough of Manhattan in such state are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this Agreement and, for these purposes each of the Trustee and the Custodian irrevocably submits to the non-exclusive jurisdiction of such courts, waive any claim of forum non conveniens and any objection to laying of venue, and further waive any personal service.

15.4
Waiver of Immunity: To the extent that the Trustee may in any jurisdiction claim for it as Trustee, the Trust or its assets any immunity from suit, judgment, enforcement or otherwise howsoever, the Trustee agrees not to claim, and irrevocably waives, any such immunity which it would otherwise be entitled to (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

15.5
Service of Process: Process by which any proceedings are begun may be served on a party by being delivered to the party’s address specified below. This does not affect any right to serve process in another manner permitted by law.

Custodian’s Address for service of process:

JPMorgan Chase Bank, N.A.
25 Bank Street, Canary Wharf, London E14 5JP
Attention: Peter Smith – Global Commodities

With a copy to:

JP Morgan Chase Bank, N.A, ,
25 Bank Street
Canary Wharf
London E14 5JP
Facsimile No.: +44 (0)20 7325 8150
Attention: Legal Department-FX and Derivatives Group

Trustee’s Address for service of process:

The Bank of New York Mellon
One Wall Street
New York, New York 10286
Attention: Legal Department

EXECUTED by the parties:

Signed on behalf of and for JPMORGAN CHASE BANK, N.A. by

Signature
/s/ Peter L. Smith

Name	Peter L. Smith

Title	Executive Director

Signed on behalf of and for THE BANK OF NEW YORK MELLON solely in its capacity as trustee of the Merk Gold Trust and not individually by

Signature
/s/ Andrew Pfeifer

Name	Andrew Pfeifer

Title	Vice President